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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                                DECEMBER 30, 2005
                Date of Report (Date of earliest event reported)

                        COMMISSION FILE NUMBER: 000-50760


                      FINANCIAL TELECOM LIMITED (USA), INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                                           58-2670972
(State or other jurisdiction                              (IRS Employer
     of incorporation)                              Identification File Number)

             #2405, 300 HUA HAI ZHONG RD, SHANGHAI 200021, PR CHINA
                    (Address of Principal Executive Offices)

                                 +86-21-63354111
              (Registrant's telephone number, including area code)

                               - NOT APPLICABLE -
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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                                TABLE OF CONTENTS


Item 2.01 Completion of Acquisition and Disposition of Assets

Item 9.01 Exhibit: Stock Sale Agreement

Signature



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Item 2.01 Completion of Acquisition and Disposition of Assets

The Registrant, acting through its wholly owned subsidiary, Crossover Solutions Ltd., signed and completed an agreement on December 28, 2005, with Asiahub Limited, of HongKong, to exchange portfolio investments.

The assets acquired are 3,944,750 common shares of Sino Express Travel Inc (trading symbol: SXTP.PK), owned prior by Asiahub Limited. The acquisition represents approximately 8% of the total shares issued by Sino Express Travel Inc., as of the record date of November 25, 2005. The agreed value of the shares acquired is $0.18 per share, for an aggregate value of $710,055. No cash or cash-equivalent consideration is given.

The assets sold are 7,750,000 common shares of Enjoy Media (trading symbol:
EJYM.PK), owned prior by the Registrant. The book value of the shares sold is an aggregate value of $43,838. No cash or cash-equivalent consideration is given. The disposition results in an accounting gain for the Registrant of $666,167.

Asiahub Limited had no material relationship prior, other than in respect of the transaction, between itself and the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer.


Item 9.01 Exhibit

Stock Sale Agreement.


Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Financial Telecom Limited (USA), Inc.
                                                                    (REGISTRANT)
Date: December 28, 2005
                                          By: /s/ David Chen
                                              ----------------------------------
                                              David Chen
                                              Chief Executive Officer